                                                                    EXHIBIT 10.7



                      ASSOCIATED WHOLESALE GROCERS, INC.

                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                          (RESTATED JANUARY 1, 1996)

                      ASSOCIATED WHOLESALE GROCERS, INC.
                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

Article     Section                                                   Page
- -------     -------                                                   ----
I                  Purpose and Effective Date.........................   1
             1.01  Title..............................................   1
             1.02  Purpose............................................   1
             1.03  Effective Date.....................................   1


II                 Definitions and Construction of the Plan Document..   1
             2.01  Beneficiary........................................   1
             2.02  Board..............................................   1
             2.03  Bookkeeping Account................................   1
             2.04  Change in Control..................................   1
             2.05  Committee..........................................   2
             2.06  Company............................................   2
             2.07  Deferral Agreement.................................   2
             2.08  Deferred Salary....................................   2
             2.09  Election Date......................................   2
             2.10  Executive..........................................   2
             2.11  Participant........................................   2
             2.12  Plan...............................................   2
             2.13  Plan Administrator.................................   2
             2.14  Plan Year..........................................   2
             2.15  Prior Plan.........................................   2
             2.16  Termination of Service.............................   3
             2.17  Trust..............................................   3
             2.18  Valuation Date.....................................   3
             2.19  Gender and Number..................................   3
             2.20  Titles.............................................   3

III                Eligibility and Participation......................   3
             3.01  Eligibility........................................   3
             3.02  Participation......................................   3

IV                 Deferral of Compensation...........................   3
             4.01  Deferred Salary....................................   3
             4.02  Deferral Agreement.................................   3
             4.03  No Deferral Without Agreement......................   4
             4.04  Duration of Deferral Agreement.....................   4

V                  Deferred Account and Crediting.....................   4
             5.01  Bookkeeping Account................................   4
             5.02  Earnings...........................................   4

                               TABLE OF CONTENTS
                                  (continued)

VI                 Distribution.......................................   5
             6.01  Amount of Benefits.................................   5
             6.02  Time and Method of Payment.........................   5
             6.03  Form of Payment....................................   6

VII                Hardship Distributions.............................   6
             7.01  Hardship...........................................   6

VIII               Beneficiary........................................   6
             8.01  Beneficiary Designation............................   6
             8.02  Proper Beneficiary.................................   7
             8.03  Minor or Incompetent Beneficiary...................   7

IX                 Administration of the Plan.........................   7
             9.01  Majority Vote......................................   7
             9.02  Finality of Determination..........................   7
             9.03  Certificates and Reports...........................   7
             9.04  Indemnification and Exculpation....................   8
             9.05  Tax Analysis.......................................   8
             9.06  Expenses...........................................   8

X                  Claims Procedure...................................   8
            10.01  Written Claim......................................   8
            10.02  Denied Claim.......................................   8
            10.03  Review Procedure...................................   8
            10.04  Committee Review...................................   9

XI                 Nature of Company's Obligation.....................   9
            11.01  Company's Obligation...............................   9
            11.02  Creditor Status....................................   9

XII                Miscellaneous......................................   9
            12.01  Written Notice.....................................   9
            12.02  Change of Address..................................   9
            12.03  Merger, Consolidation or Acquisition...............   9
            12.04  Amendment and Termination..........................  10
            12.05  Employment.........................................  10
            12.06  Nontransferability.................................  10
            12.07  Legal Fees.........................................  10
            12.08  Tax Withholding....................................  10
            12.09  Acceleration of Payment............................  10
            12.10  Applicable Law.....................................  11
            12.11  Remedies...........................................  11
            12.12  Beneficial Interest................................  11

                                   ARTICLE I

                          PURPOSE AND EFFECTIVE DATE
                          --------------------------


1.01 TITLE This Plan shall be known as the Associated Wholesale Grocers, Inc. Nonqualified Deferred Compensation Plan (hereinafter referred to as the "Plan").

1.02 PURPOSE The purpose of the Plan is to permit eligible members of management and highly compensated employees to defer current compensation.

1.03 EFFECTIVE DATE The initial Effective Date of the Plan shall be November 15, 1993, and the Effective Date of the Plan as restated shall be January 1, 1996

                                  ARTICLE II

              DEFINITIONS AND CONSTRUCTION  OF THE PLAN DOCUMENT
              --------------------------------------------------


2.01 BENEFICIARY "Beneficiary" shall mean the person or persons or the estate of a Participant entitled to receive any benefits under this Plan.

2.02 BOARD "Board" shall mean the Board of Directors of Associated Wholesale Grocers, Inc.

2.03 BOOKKEEPING ACCOUNT A "Bookkeeping Account" will be established as a bookkeeping record for each Participant who elects to defer compensation under this Plan and may, at the discretion of the Committee, include one (1) or more subaccounts to reflect amounts credited to a Participant under the various terms of this Plan.

2.04 CHANGE IN CONTROL "Change in Control" means the occurrence of any of the following events: (i) the Company shall merge or consolidate with any other corporation(s) (other than a reorganization in which there is no material change in the beneficial ownership of the capital stock of the Company); (ii) the Company shall liquidate or dissolve or shall sell, transfer or otherwise dispose of substantially all of its assets (in one transaction or a series of related transactions); (iii) any other corporation, person, entity or group thereof (other than affiliates of or persons relating to, or trusts created by, shareholders of the Company) shall directly or indirectly acquire control of 20% or more of the outstanding shares of common stock of the Company; (iv) as a result of a public offering, the Company becomes subject to the reporting requirements of Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934;
(v) the Company shall convert from its current form of corporation to another form of business entity, including without limitation, another form of corporation, a limited liability company or a partnership; (vi) the Company shall amend its articles of incorporation or by-laws with respect to the terms and conditions of ownership of any class or series of capital stock of the Company, to permit a person, partnership, corporation or other entity to become a shareholder of the Company, if such person or entity has a primary business function other than the retail purveying of food for human consumption; or

(vii) the Company shall issue a new class or series of capital stock to permit a person, partnership, corporation or other entity to become a shareholder of the Company, if such person or entity has a primary business function other than the retail purveying of food for human consumption.

2.05 COMMITTEE "Committee" means the Finance Committee of the Company or such other Committee designated by the Company which will manage and administer the Plan.

2.06 COMPANY Company shall mean Associated Wholesale Grocers, Inc., a Missouri corporation.

2.07 DEFERRAL AGREEMENT "Deferral Agreement" means the written form which is submitted to the Plan Administrator before the relevant Election Date which indicates whether the Executive wishes to defer a portion of his compensation and indicates the portion of salary to be deferred. No Deferral Agreement shall be effective until acknowledged, in writing, by the Company.

2.08 DEFERRED SALARY "Deferred Salary" means the portion of a Participant's salary, including any bonus, for any calendar year, or part thereof, that has been deferred pursuant to the Plan.

2.09 ELECTION DATE The "Election Date" is the date established by this Plan as the date before which an Executive must submit a valid Deferral Agreement to the Plan Administrator. The applicable Election Dates are as follows: (a) fifteen
(15) days after adoption of the Plan for employees who are eligible to participate at the time the Plan is adopted; (b) thirty (30) days after A newly eligible employee is notified of his right to participate in the Plan; or (c) if
(a) or (b) do not apply, December 31 of any calendar year or such earlier date as determined by the Plan Administrator.

2.10 EXECUTIVE "Executive" shall mean any member of management or any highly compensated employee who has been recommended for participation in the Plan by the President of the Company and approved by the Committee, pursuant to Section 3.01.

2.11 PARTICIPANT "Participant" means an Executive who has deferred a portion of salary pursuant to the terms of this Plan and whose benefits hereunder have not yet been paid.

2.12 PLAN "Plan" means the Associated Wholesale Grocers, Inc. Nonqualified Deferred Compensation Plan as described in this instrument and as amended from time to time.

2.13 PLAN ADMINISTRATOR The "Plan Administrator" means the Company or such person or persons designated by the Company from time to time.

2.14 PLAN YEAR The "Plan Year" is the same as the calendar year; provided, however, that the first Plan Year shall be from date of adoption of this Plan by the Company to December 31, 1993.

2.15 PRIOR PLAN "Prior Plan" means the Associated Wholesale Grocers, Inc. Nonqualified Deferred Compensation Plan as in effect on December 31, 1995.

2.16 TERMINATION OF SERVICE "Termination of Service" or similar expression means the termination of the Participant's employment as a regular employee of the Company and any division, subsidiary and affiliate thereof.

2.17 TRUST The "Trust" shall mean the Associated Wholesale Grocers, Inc. Nonqualified Deferred Compensation Plan Trust.

2.18 VALUATION DATE For purposes of determining the value of any Participant's Measuring Investment as defined in Section 5.02 hereof, the "Valuation Date" shall mean each business day of the Plan Year or such other date or dates as determined by the Plan Administrator; provided, however, that such Valuation Date(s) in effect on the date of a Change in Control shall remain in effect until termination of the Plan, unless the Plan is amended to provide for a different definition of Valuation Date.

2.19 GENDER AND NUMBER Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

2.20 TITLES Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

3.01 ELIGIBILITY Eligibility for participation in this Plan shall be determined on an individual basis by recommendation from the President and approved by the Committee, but no Executive shall be selected for participation in this Plan unless he qualifies as a member of a select group of management or as a highly compensated employee of the Company.

3.02 PARTICIPATION An Executive, after having been selected and approved for participation in the Plan, shall, as a condition to participation, complete and return to the Plan Administrator a duly executed Deferral Agreement.

                                  ARTICLE IV

                           DEFERRAL OF COMPENSATION
                           ------------------------


4.01 DEFERRED SALARY Each Participant in the Plan may have a percentage or dollar amount of his salary deferred in accordance with the terms and conditions of this Plan.

4.02 DEFERRAL AGREEMENT An eligible Executive electing to participate in the Plan must submit his written Deferral Agreement to the Plan Administrator on or before the applicable Election Date. Valid Deferral Agreements filed by the applicable Election Date as provided in Section 2.09(a) or Section 2.09(b) hereof shall cause salary to be deferred in the Plan Year for which such Deferral Agreement is made. Deferral Agreements entered into under the conditions of Section 2.09(c) shall cause salary to be deferred beginning January 1 of the next calendar year. Notwithstanding the above, the Company, in its sole and absolute discretion may place a maximum limit on the amount of Deferred Salary for a Plan Year; provided, however, that once a Deferral Agreement has been signed and approved by the Company, the Deferred Salary amount may not be reduced, except as provided in Article VII or as provided in
Section 12.09.

4.03 NO DEFERRAL WITHOUT AGREEMENT A Participant who has not submitted a valid Deferral Agreement to the Plan Administrator before the relevant Election Date may not defer any salary under this Plan for the applicable Plan Year.

4.04 DURATION OF DEFERRAL AGREEMENT Deferral Agreements remain in effect for the Plan Year for which they apply. A Participant must file a new Deferral Agreement for any subsequent Plan Year. The terms of any Deferral Agreement may, but need not be, similar to the terms of any prior Deferral Agreement.

                                   ARTICLE V

                        DEFERRAL ACCOUNT AND CREDITING
                        ------------------------------


5.01 BOOKKEEPING ACCOUNT The Deferred Salary pursuant to a written Deferral Agreement shall be credited to a separate Bookkeeping Account for each Participant. Deferred Salary under subsequent written Deferral Agreements by a Participant shall be added to his Bookkeeping Account.

5.02 EARNINGS On each Valuation Date on or after June 1, 1996, the amount credited to each Participant's Bookkeeping Account shall be credited with an amount equal to the deemed net earnings or losses which would have been realized by the Corporation if the Corporation were to have invested the amounts credited to the Bookkeeping Account in the Participant's Measuring Investment. Such net earnings and losses shall be determined pursuant to the method or methods deemed appropriate by the Plan Administrator in its discretion, which methods may be different for different Measuring Investments, may vary from time to time, need not be the same for determining net earnings versus losses, and may be based on the cash receipts or the accrual method with any modifications deemed appropriate by the Plan Administrator in its discretion; provided, however, that the method of determining net earnings and losses in effect at the time of a Change in Control shall remain in effect until termination of the Plan unless the Plan is amended pursuant to Section 12.04 of the Plan.

The Measuring Investments shall be the investments listed on Appendix A attached hereto and incorporated herein by reference, and which may be changed from time-to-time by amendment to the Plan. The Participant's Measuring Investment shall be the hypothetical investment or investments selected from time-to-time, with the approval of the Plan Administrator, by each Participant from among the Measuring Investments as described herein. The selection of a Participant's Measuring Investment must be in writing in a form acceptable to the Plan Administrator and must be delivered to the Plan Administrator. For purposes of calculating the

Participant's deemed net earnings and losses, any amount shall be deemed to be invested in a Measuring Investment as of the date determined appropriate by the Plan Administrator.

With respect to periods prior to June 1, 1996, the amount credited to a Participant's Bookkeeping Account shall be determined in accordance with the provisions of the Prior Plan. Further, in the event that a Plan Participant does not request that his Bookkeeping Account be credited with earnings or losses according to one or more Measuring Investments, the amount credited to the Participant's Bookkeeping Account shall be credited with an amount equal to the interest rate then paid under Scout Money Market Fund, Federal Portfolio or under such other investment as the Plan Administrator may direct.


                                  ARTICLE VI

                                 DISTRIBUTION
                                 ------------


6.01 AMOUNT OF BENEFITS The Company's liability to any Participant hereunder shall be an amount equal to the Participant's Deferred Salary plus or minus the deemed earnings or losses based on the Participant's Measuring Investment, less payments to the Participant pursuant to this Plan, and such amount shall be credited to each Participant's Bookkeeping Account. The amount of any payment shall be based upon the amount credited to a Participant's Bookkeeping Account as of the Valuation Date coincident with or immediately preceding the date of payment.

6.02  TIME AND METHOD OF PAYMENT

     (a) Deferred Salary on or after January 1, 1996. Payment of benefits attributable to Deferred Salary that was deferred with respect to each Plan Year commencing on or after January 1, 1996 shall be made in accordance with the time and method of payment elected in the Deferral Agreement for each such year. In all cases, the deferral and election shall be made before the applicable Election Date.

     (b) Deferred Salary before January 1, 1996. Payment of benefits attributable to Deferred Salary that was deferred with respect to each Plan Year prior to January 1, 1996 or with respect to Plan Years in which a Participant does not choose a distribution option for such Plan Year's deferrals, shall be made in annual cash installments in the five (5) successive calendar years beginning with the calendar year next following the date of the Participant's Termination of Service. Each installment shall be made as of the first working day of the applicable year. The amount of each installment shall be equal to the amount credited to the Participant's Bookkeeping Account divided by the number of remaining installments (including the installment being determined).

     (c) Participant's Death. Notwithstanding (a) or (b) above, in the event of the participant's death prior to the complete payment of an amount equal to the sum credited to the Participant's Bookkeeping Account, payment of any remaining amount shall be made to the Participant's Beneficiary as soon as administratively practicable after the Participant's death.

6.03  FORM OF PAYMENT   All payments hereunder shall be made in cash or
immediately available funds.


                                  ARTICLE VII

                             HARDSHIP DISTRIBUTIONS
                             ----------------------

7.01  HARDSHIP    At the request of a Participant before or after the
Participant's retirement or Termination of Service, the Company may, in its sole discretion, accelerate and cause all or part of the value of a Participant's benefits due under this Plan to be paid. Accelerated payments at the request of the Participant or the Participant's Beneficiaries may be allowed only in the event of a Financial Hardship as defined herein. Such payment shall cause the Participant's Bookkeeping Account to be reduced in a manner determined by the Company. An accelerated distribution must be limited to only that amount necessary to relieve the Financial Hardship, plus the amount needed to pay federal, state or local income taxes reasonably anticipated to result from the payment. In the event the Company determines the existence of a Financial Hardship and decides in its sole and absolute discretion to accelerate payments hereunder, it may in its sole and absolute discretion, reduce or suspend future salary deferrals under the Deferral Agreement in effect during such Plan Year.

"Financial Hardship" shall mean an immediate and heavy financial need of the Participant which cannot be satisfied from other reasonably available resources on account of:

     . Medical expenses incurred by the Participant, his spouse or his dependents, or expenses necessary to obtain medical care;

     . The payment of tuition and fees, including room and board, for the next twelve (12) months of post-secondary education for the Participant, his spouse or his dependents;

     . The purchase of a principal residence of the Participant (not including mortgage payments); or

     . The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of such principal residence.


                                 ARTICLE VIII

                                  BENEFICIARY
                                  -----------

8.01 BENEFICIARY DESIGNATION A Participant shall designate his Beneficiary to receive benefits under the Plan by completing the appropriate form provided by the Plan Administrator. If more than one (1) Beneficiary is named, the shares and/or percentage of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Plan Administrator a Change of Beneficiary Form. However, no change of Beneficiary shall be effective until acknowledged, in writing, by the Plan Administrator.

8.02  PROPER BENEFICIARY   If the Company has any doubt as to the proper
Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company and the Plan Administrator from all further obligations with respect to that payment.

8.03  MINOR OR INCOMPETENT BENEFICIARY   In making any payments to or for the
benefit of any minor or an incompetent Beneficiary, the Plan Administrator, in its sole and absolute discretion, may (a) make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent; or (b) make a payment to any adult with whom the minor or incompetent temporarily or resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company and the Plan Administrator. Neither the Plan Administrator nor the Company shall have any responsibility to see to the proper application of any payments so made.


                                  ARTICLE IX

                          ADMINISTRATION OF THE PLAN
                          --------------------------


9.01  MAJORITY VOTE   All resolutions or other actions taken by the Committee
shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members, at the time in office, if they act without a meeting.

9.02 FINALITY OF DETERMINATION Subject to the Plan, the Committee or Plan Administrator shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee and Plan Administrator shall have full and absolute discretion to (i) construe and interpret the Plan, (ii) decide all questions arising with respect to the Plan, including but not limited to, eligibility to participate in the Plan, and (iii) determine the amount, manner and time of payment of any benefits to any Participant or Beneficiary. The respective decisions, actions and records of the Committee and Plan Administrator shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

9.03  CERTIFICATES AND REPORTS   The members of the Committee, the Plan
Administrator and the officers and directors of the Company shall be entitled to rely on all certificates, opinions, and reports made by any duly appointed accountants and consultants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

9.04  INDEMNIFICATION AND EXCULPATION   The Company shall indemnify and hold
harmless the Plan Administrator and each member of the Committee and any person acting on behalf of or pursuant to appointment by the Plan Administrator (hereinafter referred to as "designee") in connection with the administration of the Plan against any and all expenses and liabilities arising out of his membership on the Committee or administration of the Plan or any action or failure to act by the Committee, Plan Administrator, any member of the Committee or any designee, except if such action or failure to act constitutes gross negligence or willful misconduct. Expenses against which a member of the Committee or any designee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing rights of indemnification shall be in addition to any other rights to which any such member of the Committee or designee may be entitled as a matter of law.

9.05 TAX ANALYSIS The Plan Administrator shall compute the tax consequences of each year's proposed Deferral Agreements prior to the beginning of the year and shall report its findings to the President.

9.06  EXPENSES   The expenses of administering the Plan shall be borne by the
Company, except for expenses or fees that are directly deducted from the return of a Participant's Measuring Investment.


                                   ARTICLE X

                               CLAIMS PROCEDURE
                               ----------------


10.01 WRITTEN CLAIM Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated Beneficiary or any other person claiming through the Participant, shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Plan Administrator. Such claim shall be reviewed by the Plan Administrator or his delegate.

10.02  DENIED CLAIM   If the claim is denied, in full or in part, the Plan
Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial and any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

10.03  REVIEW PROCEDURE   If the claim is denied and a review is desired, the
Participant (or Beneficiary) shall notify the Plan Administrator, in writing, within sixty (60) days (a claim shall be deemed denied if the Plan Administrator does not take any action within the aforesaid ninety (90) day period) after receipt of the written notice of denial. In requesting a review, the Participant or his Beneficiary may request a review of the Plan document or other pertinent documents with regard to the Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

10.04 COMMITTEE REVIEW The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to the specific provisions of this Plan on which the decision is based.


                                   ARTICLE XI

                         NATURE OF COMPANY'S OBLIGATION
                         ------------------------------


11.01 COMPANY'S OBLIGATION The Company's payment obligations in connection with Deferred Salary under this Plan shall be an unfunded and unsecured promise to pay the benefit due under each Deferral Agreement in accordance with the Plan. The Company shall not be obligated under any circumstances to set aside assets to discharge its financial obligations under this Plan; provided, however, that the Company may establish a trust and contribute assets to the trust for the purpose of satisfying its obligations under the Plan. The Company's payment obligations hereunder shall be discharged and satisfied to the extent proper payments are made from such trust to a Participant or Beneficiary.

11.02 CREDITOR STATUS Any assets which the Company may acquire or set aside to help cover its financial liabilities under the Plan are and shall remain general assets of the Company subject to the claims of the creditors of the Company. Neither the Company hereunder nor this Plan gives the Participant or any Beneficiary any ownership interest in any asset of the Company. All rights of ownership in any such assets are, and remain, in the Company.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------


12.01  WRITTEN NOTICE   Any notice which shall or may be given under this Plan
or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at 5000 Kansas Avenue, P. 0. Box 2932, Kansas City, Kansas 66110-2932 or, if notice is to a Participant, addressed to the address shown on such Participant's Deferral Agreement.

12.02  CHANGE OF ADDRESS   Any party may, from time to time, change the address
to which notices shall be mailed by giving written notice of such new address.

12.03  MERGER, CONSOLIDATION OR ACQUISITION   The Plan shall be binding upon the
Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon an Executive, his Beneficiary, assigns, heirs, executors and administrators.

12.04  AMENDMENT AND TERMINATION   Except as provided herein, the Company
retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. This right includes the right to make retroactive amendments. However, in no event shall the Company have the right to amend the Plan (other than a prospective amendment of the Measuring Investments set forth in Appendix A) in a manner that (i) reduces the amount credited to any Participant's Bookkeeping Account, (ii) reduces or discontinues earnings credits pursuant to Section 5.02 hereof or (iii) adversely affects any rights of any Participant or, if deceased, such Participant's Beneficiary, with respect to Deferred Salary, including, but not limited to, the right to select a Measuring Investment, pursuant to Section 5.02 and the right to payment of benefits pursuant to Sections 6.01 and 6.02 hereof. Notwithstanding the above, upon and following the occurrence of a Change in Control, no action to amend or terminate the Plan shall be effective without the express written consent of two-thirds (2/3's) or more of the Participants and the Beneficiaries of deceased Participants.

12.05  EMPLOYMENT   This Plan does not provide a contract of employment between the Company and the Participant, and, except as provided in any other contractual arrangement, if any, between a Participant and the Company, the Company resumes the right to terminate the Participant's employment, for any reason, at any time, notwithstanding the existence of this Plan.

12.06 NONTRANSFERABILITY Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company or the Trustee of the Trust. Neither the Participant, his spouse, or designated Beneficiary, shall have any right to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any receipt of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

12.07  LEGAL FEES   All reasonable legal fees incurred by any Participant (or
former Participant) to successfully enforce his valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

12.08  TAX WITHHOLDING   The Company may withhold from a payment any federal,
state or local taxes required by law to be withheld with respect to such payment.

12.09 ACCELERATION OF PAYMENT The Committee has the right to accelerate the payment of any benefits under this Plan at any time without the consent of the Participant, his estate, his Beneficiary or any other person claiming through the Participant. In the event payment is accelerated under this Section 12.09, the Committee may also cease the continued Deferred Salary under any Deferral Agreement for the remainder of the Plan Year.

12.10  APPLICABLE LAW   This Plan shall be governed by the laws of the state of
Missouri.

12.11  REMEDIES   All parties shall have the right to pursue any and all
remedies available under law or equity.

12.12  BENEFICIAL INTEREST   This Plan is established solely for the benefit of
the Company, its successors and assigns, and the Participants as defined herein. No person other than the Company and each Participant or, if applicable, the Participant's Beneficiary may claim any rights or benefits under this Plan nor may seek to enforce any of the provisions of this Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 1st day of January, l996, effective as set forth herein.


                           ASSOCIATED WHOLESALE GROCERS, INC.


                           By: /s/  Mike DeFabis
                               -------------------------------------------------
                                    Mike DeFabis, President


 ATTEST:


 By: /s/ Douglas M. Carolan
     ------------------------------------------------
         Douglas M. Carolan, Assistant Secretary


 [SEAL]